As filed with the Securities and Exchange Commission on November 7, 2025

Registration Statement No. 333-290824

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intelligent Group Limited

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

British Virgin Islands	8742	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 1203C, Level 12, Admiralty Centre,
Tower 1, 18 Harcourt Road,
Admiralty, Hong Kong
(852) 3618 8460

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steve Lin, Esq.

Han Kun Law Offices LLP

Rooms 4301-10, 43/F., Gloucester Tower

The Landmark

15 Queen’s Road Central

Hong Kong

+852 2820 5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This Registration Statement shall hereinafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. We and the Selling Shareholder may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED November 7, 2025

15,000,000 Class A Ordinary Shares to be sold by the Selling Shareholder

Intelligent Group Limited

This prospectus relates to the offer and resale, by the Selling Shareholder identified in this prospectus, of up to 15,000,000 Class A ordinary shares, each with a par value of US$0.00001 (“Class A Ordinary Shares”), of Intelligent Group Limited (“INTJ”), a business company incorporated in the British Virgin Island with limited liability.

Our Class A Ordinary Shares are traded on the Nasdaq Stock Market under the symbol “INTJ.” On November 6, 2025, the closing price of our Class A Ordinary Shares was $0.549 per Share.

The Selling Shareholder is identified in the table commencing on page 46 of this prospectus. The Selling Shareholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices. No underwriter or other person has been engaged to facilitate the sale of the Class A Ordinary Shares in this offering. The Selling Shareholder may be deemed underwriter of the Class A Ordinary Shares that it is offering. We will not receive any of the proceeds from such sales of the Class A Ordinary Shares. We will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholder will bear all commissions and discounts, if any, attributable to its sale of Class A Ordinary Shares. See “Plan of Distribution” beginning on page 48.

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page 16 of this prospectus. This prospectus incorporates by reference our Annual Report on Form 20-F for the year ended November 30, 2024, including risk factors under “Item 3. Key Information – D. Risk Factors.”

Ms. Wai Lau, our Controlling Shareholder, holds an aggregate of 29.28% of our issued and outstanding Ordinary Shares as of the date of this prospectus. We are a “controlled company” as defined under the Nasdaq Stock Market Rules because our Controlling Shareholder owns 29.28% of our total issued and outstanding Ordinary Shares, representing 79.14% of the total voting power as of the date of this prospectus. As a result, Ms. Wai Lau has the ability to control the outcome of certain matters submitted to shareholders for approval through her controlling ownership of the Company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

Additionally, we may elect to take advantage of certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. Please see “Implications of Being a Controlled Company” beginning on page 11 for more information.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company and a Foreign Private Issuer” beginning on page 12 for more information.

Investors are cautioned that you are buying shares of a British Virgin Islands holding company with operations in Hong Kong by its operating subsidiaries.

INTJ is a holding company incorporated in the British Virgin Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our operating subsidiaries, IJL and ITL (as defined hereunder). References to the “Company,” “we,” “us,” and “our” in the prospectus are to INTJ, the British Virgin Islands entity that issued the Class A Ordinary Shares being offered. References to “IJL” and “ITL” are to Intelligent Joy Limited and Intelligent Tech Limited, the entities operating the business. This is an offering of the Class A Ordinary Shares of INTJ, the holding company in the BVI, instead of the shares of the operating subsidiaries. Investors in this offering will not directly hold any equity interests in the operating subsidiaries.

Because of our corporate structure as a BVI holding company with operations conducted by Hong Kong subsidiaries, an investment in our Class A Ordinary Shares involves unique risks to investors. Our operating subsidiaries are directly held by IGL, and we currently do not have or intend to have any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in China. Nevertheless, in the event that the PRC regulatory authorities disallow our business structure, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” for further details.

Our operations are primarily located in Hong Kong, a Special Administrative Region of the People’s Republic of China (“China” or the “PRC”), and therefore, we may be subject to unique risks due to uncertainty of the interpretation and the application of PRC laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding its efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on IJL’s, and to a lesser degree, ITL’s daily business operations, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchange. These actions could result in a material change in our operations and/or to the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors. See “Risk Factors — Substantially all of our operations are in Hong Kong. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” for further information.

As of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) nor the China Securities Regulatory Commission (the “CSRC”). Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting of our Class A Ordinary Shares. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

We also may face risks relating to the lack of Public Company Accounting Oversight Board (the “PCAOB”) inspection on our auditor, which may cause our securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, or the HFCAA, if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted. The delisting or the cessation of trading of our Class A Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, respectively, and identified the registered public accounting firms in mainland China and Hong Kong that were subject to such determinations.

Our previous auditor, Marcum Asia CPAs LLP, was headquartered in New York, New York, and our current auditor, SFAI Malaysia PLT, is headquartered in Kuala Lumpur, Malaysia, and neither auditors were among the auditor firms listed on the determination list issued by the PCAOB, which noted all of the auditor firms that the PCAOB was not able to inspect. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA

During the years ended November 30, 2024, 2023 and 2022, the transfers of cash among IGL and its subsidiaries were in the form of dividends. IGL did not declare and pay any dividends during the years ended November 30, 2024 and 2023. IGL declared and paid dividends in the amount of HK$15,000,000 in March 2022 to its shareholders, which were through distribution by and funds transferred through payment of dividends from IJL and ITL. The dividend of HK$15,000,000 was declared on March 7, 2022 of which HK$12,699,814 (US$1,627,138) was offset against the amount due from director and related party as of November 30, 2021 and the remaining HK$2,300,186 (US$294,707) was paid in cash on March 16, 2022. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from IJL and ITL by way of dividend payments. IGL is a BVI company, and IJL and ITL are both Hong Kong companies. There are currently no restrictions on foreign exchange and there are no limitations on the ability of IGL to transfer cash to or from IJL and ITL or to investors under Hong Kong Law. However, to the extent that cash and/or assets of the business are in Hong Kong or held by Hong Kong entity, such cash and/or assets may not be available to fund operations or for other uses outside of Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of IGL, IJL or ITL to transfer cash and/or assets. Since the only transfers of cash among IGL and IJL and ITL have been in the form of dividends and there are currently no limitations on the ability of IGL to transfer cash to or from IJL and ITL or to investors under Hong Kong Law, IGL has not established cash management policies that dictate how funds are transferred. See “Dividend Policy”, “Transfers of Cash to and from Our Subsidiaries”, Summary Consolidated Financial Data and Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm for further details.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2025.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholder have authorized anyone to provide you with different information. Neither we nor the Selling Shareholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, our business, financial condition, results of operations, and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we file with the SEC using a continuous offering process. Under this continuous offering process, the Selling Shareholder may, from time to time, offer and sell up to an aggregate of 15,000,000 Class A Ordinary Shares as described in the section titled “Plan of Distribution.”

You should read this prospectus, exhibits filed as part of the registration statement, and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information provided in this prospectus, exhibits filed as part of the registration statement, or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our Class A Ordinary Shares only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A Ordinary Shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms:

The “Company,” “Group,” “we,” “us,” “our”, “INTJ” and “IGL” are to Intelligent Group Limited.

“IJL” are to Intelligent Joy Limited, our key operating subsidiary in Hong Kong.

“ITL” are to Intelligent Tech Limited, our Hong Kong subsidiary.

“BVI” are to the British Virgin Islands.

“BVI Act” are to the BVI Business Companies Act, 2004 as amended from time to time.

“Class A Ordinary Shares” are to Class A ordinary shares of Intelligent Group Limited, par value $0.00001.

“Class B Ordinary Shares” are to Class B ordinary shares of Intelligent Group Limited, par value $0.00001.

“Controlling Shareholder” are to Ms. Wai Lau, who is also is a director, chief executive officer, chairlady of the board, as well as the founder of the Group.

“Exchange Act” are to the U.S. Securities Exchange Act of 1934, as amended.

“Financial PR” are to a branch of the public relations industry that specializes in corporate disclosure responsibilities, shareholder relations, and relations with the professional investor community and with the financial media.

“HK Stock Exchange” are to the Stock Exchange of Hong Kong Limited.

“HKD” or “HK$” are to the legal currency of Hong Kong. “$” or “U.S. dollars” refers to the legal currency of the United States.

“Hong Kong” are to Hong Kong Special Administrative Region of the People’s Republic of China.

“IPO” are to an initial public offering of securities.

“Ordinary Shares” or “Shares” are to our ordinary shares, par value $0.00001 per share, or Class A Ordinary Shares and Class B Ordinary Shares, as context requires.

“PCAOB” are to the U.S. Public Company Accounting Oversight Board.

“PR” are to the public relations industry.

“PRC”, “China” or “Mainland China” are to the People’s Republic of China, including Hong Kong and Macau.

“Securities Act” are to the U.S. Securities Act of 1933, as amended.

“Selling Shareholder” refers to Harmony Wealth Enterprises Limited, Honstek Commerce Limited, KB Global Limited, Minwise Business Consulting Limited, Aifeng Ni, Pinkcapital Limited, Run Creation Enterprises Limited, Dong Yong Sheng, Smart Ventures Limited, Capital Melody Investments LPF, Alpha Mile Global Limited, Elegance Capital Limited and Qiong Gong, existing shareholders of the Company that are selling their Class A Ordinary Shares pursuant to the resale prospectus.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

IGL is a holding company registered and incorporated in the BVI with operations conducted in Hong Kong through its operating subsidiaries in Hong Kong, IJL and ITL. IJL’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the noon buying rate of US$1 = HK$7.2423 on Nov 29, 2024, as published in H.10 statistical release of the United States Federal Reserve Board. We make no representation that the HKD or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HKD, as the case may be, at any particular rate or at all.

IGL’s fiscal year ends on November 30.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

We are a professional services provider in Hong Kong that engages in the business of providing Financial PR services. Our Financial PR services include arranging press conferences and interviews, participating in the preparation of news releases and shareholders’ meetings, monitoring news publications, identifying shareholders, targeting potential investors, organizing corporate events, and implementing crisis management policies and procedures.

We aim to build an effective channel for the exchange of information between the public, investors and our clients. We provide information about our clients to the public and investors in a manner designed to enable them to understand our clients’ operations more easily. We also provide training to our clients so as to allow them to understand public relations tactics and practice. The objective is to create a positive market image of our clients to the public.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	We provide comprehensive Financial PR services to our clients;

●	We provide extensive coverage in media monitoring and promotion services for our clients;

●	We have a strong client base; and

●	We have experienced and competent management and professional staff.

Our Strategy

We intend to pursue the following strategies to further expand our business:

●	Further strengthening our Financial PR business in Hong Kong;

●	Expanding our market presence in other international capital markets, in particular the U.S.; and

●	Enhancing the automation and establishment of our virtual Financial PR services.

Corporate History and Structure

In October 2016, IJL was organized under the laws of Hong Kong to engage in the provision of Financial PR services. IJL, our key operating subsidiary, provides advice for clients on their communications and reputation management efforts, creates multi-stakeholder communications programs, arranges press conferences and interviews, participates in the preparation of news releases and shareholders’ meetings, monitors news publications, identifies shareholders, targets potential investors, organizes corporate events and implements crisis management policies and procedures.

In June 2018, ITL was organized under the laws of Hong Kong to support our provision of Financial PR services. ITL is our operating subsidiary and engaged in technology related operations including maintaining the Company’s website.

In July 2018, IGL was incorporated under the BVI Act, as a holding company of our business.

Our principal executive office is located at Unit 1203C, Level 12, Tower 1, Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong. Our telephone number is (+852) 3618 8460. Our registered office in the BVI is located at the office of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website http://www.intelligentjoy.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Increase in authorized shares and share split

IGL was established under the laws of British Virgin Islands on July 5, 2018. The authorized number of Ordinary Shares was 50,000 shares with a par value of US$1.0.

On November 6, 2021, the shareholders of IGL resolved to create an additional 500,000,000 of the authorized Ordinary Shares with a par value of US$0.00001 (the “Increase in Share Capital”). Following the Increase in Share Capital, on November 7, 2021, IGL newly issued 11,250,000 Ordinary Shares with a par value of US$0.00001 (the “Shares Issued”). Following the Shares Issued, IGL repurchased and cancelled 50,000 of the outstanding Ordinary Shares with a par value of US$1.0 issued and outstanding as of November 30, 2020 as well as cancelled 50,000 of the authorized Ordinary Shares with a par value of US$1.0.

Initial Public Offering

On March 19, 2024, IGL entered into an underwriting agreement with WestPark Capital, Inc., as underwriter named thereof, in connection with its initial public offering (“IPO”) of 1,875,000 Ordinary Shares at a price of $4.00 per share. The Company’s Registration Statement on Form F-1 (File No. 333-272136) for the IPO, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 23, 2023 (as amended, the “Registration Statement”) was declared effective by the Commission on February 28, 2024.

On March 22, 2024, IGL completed its IPO of 1,875,000 Ordinary Shares at a public offering price of $4.00 per share for total net proceeds of $6.3 million and listed its Ordinary Shares on the Nasdaq Capital Market under the symbol “INTJ”.

Reclassification of Class A and Class B Ordinary Shares

On November 25, 2024, pursuant to and in accordance with the provisions of British Virgin Islands laws and the then effective memorandum and articles of association of Company, the Board of Directors of the Company approved certain corporate actions (the “Corporate Actions”) as described herein at a meeting of the Board of Directors (the “Meeting”). The majority shareholder of the Company, Ms. Wai Lau (the “Majority Shareholder”) further approved the Corporate Actions by written resolution of the shareholder on that same date.

At the close of business on November 25, 2024, the record date for the determination of shareholders entitled to vote on the Corporate Actions, there were 13,125,000 ordinary shares outstanding, each share being entitled to one vote, constituting all of the outstanding voting securities of the Company. The Majority Shareholder, the holder of 9,004,500 ordinary shares of the Company, approved the Corporate Actions, representing 68.61% of the total outstanding shares of the Company).

Pursuant to the Board and shareholder resolutions, the Company adopted the following resolutions regarding the Corporate Actions:

1.	The re-designation of its ordinary shares of a single class each with a par value of US$0.00001 (issued and unissued) (the “Ordinary Shares”) that (a) all the currently issued 13,125,000 Ordinary Shares be and are re-designated into Class A ordinary shares each with a par value of US$0.00001 with one (1) vote per share but with all rights and restrictions remaining identical to the Ordinary Shares (the “Class A Ordinary Shares”) on a one-for-one basis, (b) the remaining authorized but unissued Ordinary Shares be and are re-designated into (i) 436,875,000 Class A Ordinary Shares and (ii) 50,000,000 Class B ordinary shares each with a par value of US$0.00001 with fifty (50) votes per share (the “Class B Ordinary Shares”) on a one-for-one basis and (c) such that the Company will be authorized to issue a maximum of 500,000,000 shares each with a par value of US$0.00001 divided into (i) 450,000,000 Class A Ordinary Shares and (ii) 50,000,000 Class B Ordinary Shares (the “Redesignation”);

2.	Concurrently with the Re-designation, the Company and the majority shareholder approved certain amendments to the Company’s then effective memorandum and articles of association, including (a) amending Clause 5.1 of the memorandum of association of the Company currently in effect to reflect the changes set forth in the Redesignation, and (b) amending and restating its memorandum and articles of association of the Company (the “Amended and Restated M&A”) in substitution for the Company’s currently effective memorandum and articles of association to reflect the Redesignation and set out the rights and privileges of Class A Ordinary Shares and Class B Ordinary Shares;

The Redesignation and the Amended and Restated M&A took effect on November 27, 2024, when the necessary filings were completed with the Registry of Corporate Affairs of the British Virgin Islands. A copy of the Amended and Restated M&A is attached hereto as Exhibit 1.1.

As approved by the Company’s Board of Directors and the Majority Shareholder, the Company, for good and valuable consideration, repurchased 1,500,000 shares of the Majority Shareholder’s Class A Ordinary Shares and issued 1,500,000 Class B Ordinary Shares to the Majority Shareholder. As a result of this transaction, the Majority Shareholder possesses voting power in the Company equal to 82,504,500 votes and there are 11,625,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares issued and outstanding in the Company.

Nasdaq Deficiency

On February 20, 2025, we received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that based on the closing bid price of the Company for the period from January 6, 2025 to February 19, 2025, the Company no longer meets the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2), to maintain a minimum bid price of $1 per share.

On July 18, 2025, Nasdaq formally notified the Company that the prior bid-price deficiency has been cured. The confirmation followed a 10 consecutive business day period commencing July 3, 2025, and ending July 17, 2025, during which the closing bid price of INTJ’s Class A Ordinary Shares remained at or above US$1.00 per share. Consequently, Nasdaq considers the matter closed and the Company’s listing fully compliant with Rule 5550(a)(2).

On September 23, 2025, we received another letter from Nasdaq notifying the Company that based on the closing bid price of the Company for the period from August 11, 2025 to September 22, 2025, the Company no longer meets the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2), to maintain a minimum bid price of $1 per share. The notification has no immediate effect on the listing or trading of the Company’s Class A ordinary shares on Nasdaq. Nasdaq has provided the Company with an 180 calendar days compliance period, or until March 23, 2026, in which to regain compliance with Nasdaq continued listing requirement. In the event that the Company does not regain compliance in the compliance period, the Company may be eligible for an additional 180 calendar days, should the Company meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and is able to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

Adoption of 2025 Stock Incentive Plan

On June 12, 2025, the board of directors of the Company approved the adoption of the 2025 Stock Incentive Plan, to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants and to promote the success of the Company’s business. The maximum aggregate number of Class A Ordinary Shares issuable pursuant to the 2025 Stock Incentive Plan is 2,625,000. As of the date of this prospectus, all such share awards have been granted and vested.

PIPE

On June 17, 2025, we entered into a securities purchase agreement with certain investors, pursuant to which the investors agreed to subscribe, and we agreed to issue and sell an aggregate of 15,000,000 Class A Ordinary Shares, each with a par value of US$0.00001, through a private investment in public equity (“PIPE”) transaction, at a price of US$0.2615 per Class A Ordinary Share. Concurrently with the signing of the said securities purchase agreement, we also entered into a registration rights agreement with the investors, pursuant to which we agree to provide certain registration rights with respect to the shares issued and sold.

The PIPE transaction was consummated on July 14, 2025. The Company issued an aggregate of 15,000,000 Class A Ordinary Shares to the investors. Following this placement, the Company’s total outstanding shares stand at 28,125,000 Ordinary Shares, comprising of 26,625,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares.

Acquisition of LQ Capital Limited

On August 7, 2025, we completed acquisition from our controlling shareholder its entire equity interest in LQ Capital Limited (“LQ Capital”) for total consideration of approximately HK$130,000. LQ Capital holds a money lender’s license issued by the Hong Kong Special Administrative Region. LQ Capital Limited currently is a wholly-owned subsidiary of the Company.

The acquisition is expected to leverage the capital strength and diversified financing channels of the Company to expand LQ Capital’s credit capacity and enhance its lending capabilities. The acquisition has been approved by the Company’s board of directors and audit committee.

Acquisition of Shenzhen Huiyue Technology Limited

On August 21, 2025, we completed acquisition of 40% equity stake from the controlling shareholder and a 60% equity stake from a third party in Shenzhen Huiyue Technology Limited, for total consideration of HK$1. This acquisition aims to strengthen our mainland China team and to explore more local business opportunities, leveraging the current strong momentum in the Hong Kong IPO market.

The chart below illustrates our corporate structure and subsidiaries as of the date of this prospectus:

Ms. Wai Lau
Public Shareholders
79.14%
29.28%
20.86%
60.72%
Intelligent Group Limited (BVI)
100%
100%
100%
100%
Intelligent Joy Limited (Hong Kong)
Intelligent Tech Limited (Hong Kong)
LQ Capital Limited (Hong Kong)
100%
Shenzhen Huiyue Technology Limited
Percentage of Voting Power
Percentage of Beneficial ownership

Subsidiary Name	Background	Ownership
Intelligent Joy Limited	— A Hong Kong company — Formed on October 24, 2016 — Provision of Financial PR services	100% owned by IGL
Intelligent Tech Limited	— A Hong Kong company — Formed on June 16, 2018 — Provision of Financial PR services	100% owned by IGL
LQ Capital Limited	— A Hong Kong company — Formed on March 2, 2020 — Holder of a money lender’s license	100% owned by IGL
Shenzhen Huiyue Technology Limited	— A PRC company — Formed on March 30, 2018 — Provision of Financial PR services and support	100% owned by IJL

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately before the completion of this offering, our Controlling Shareholder owns 7,504,500 and 1,500,000 of our total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, respectively, representing approximately 79.14% of the total voting power. Our Controlling Shareholder has the ability to control the outcome of certain matters submitted to shareholders for approval through her controlling ownership of the company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

Holding Company Structure

INTJ is a holding company incorporated in the British Virgin Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our operating subsidiaries IJL and ITL. This is an offering of Class A Ordinary Shares of INTJ, the holding company incorporated in the BVI, instead of the shares of the operating subsidiaries. Investors in this offering will not directly hold any equity interests in the operating subsidiaries.

As a result of our corporate structure, INTJ’s ability to pay dividends may depend upon dividends paid by our operating subsidiary. If our existing operating subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash to and from Our Subsidiaries

During the years ended November 30, 2024, 2023 and 2022, the transfers of cash among IGL and its subsidiaries were in the form of dividends. IGL did not declare and pay any dividends during the years ended November 30, 2024 and 2023. IGL declared and paid dividends in the amount of HK$15,000,000 in March 2022 to its shareholders, which were through distribution by and funds transferred through payment of dividends from IJL and ITL. The dividend of HK$15,000,000 was declared on March 7, 2022 of which HK$12,699,814 (US$1,627,138) was offset against the amount due from director and related party as of November 30, 2021 and the remaining HK$2,300,186 (US$294,707) was paid in cash on March 16, 2022. We do not have any current intentions to distribute further earnings.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary IJL, and to a lesser degree ITL, by way of dividend payments.

IGL is permitted under the laws of BVI to provide funding to our subsidiaries in Hong Kong (IJL and ITL) through loans or capital contributions without restrictions on the amount of the funds so provided. IJL and ITL are permitted under the laws of Hong Kong to provide funding to IGL through dividend distribution without restrictions on the amount of the funds so provided.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the BVI Act and our currently effective memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the common course of business and the value of assets of our Company will not be less than the sum of our total liabilities.

Under Hong Kong law, dividends can only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

IGL is a BVI company, and IJL and ITL are both Hong Kong companies. There are no restrictions on foreign exchange and there are no limitations on the abilities of IGL to transfer cash to or from IJL and ITL or to investors under Hong Kong Law. There are currently no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between IGL and its subsidiaries (IJL and ITL), across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries (IJL and ITL), to IGL and U.S. investors and amounts owed. However, to the extent that cash and/or assets are in Hong Kong or a Hong Kong entity, such cash and/or assets may not be available to fund operations or for other uses outside of Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of IGL, IJL or ITL to transfer cash and/or assets. See “Dividend Policy” and “We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” in the Summary Risk Factors section and the Risk Factors section for further information.

Since the only transfer of cash among IGL and IJL and ITL have been in the form of dividends and there currently are no limitations on the abilities of IGL to transfer cash to or from IJL and ITL or to investors under Hong Kong Law, IGL has not established cash management policies that dictate how funds are transferred. See “Dividend Policy”, “Risk Factors — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business”, Summary Consolidated Financial Data and Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm for more information.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors.” These risks include, but are not limited to, the following:

Risks Related to Doing Business in Jurisdictions We Operate (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate” beginning on page 16 of this prospectus)

●	Substantially all of our operations are in Hong Kong. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risks imposed by the PRC legal and regulatory system cannot be certain. See Risk Factors — “Substantially all of our operations are in Hong Kong. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risks imposed by the PRC legal and regulatory system cannot be certain” on page 16 of this prospectus for further information.

●	If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or involve foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See Risk Factors — “If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or involve foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” on page 17 of this prospectus for further information.

●	Although the audit reports incorporated by reference in this prospectus is prepared by U.S. auditors who are subject to inspections by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Class A Ordinary Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by the then President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted. See the relevant risk factor on page 20 of this prospectus for further information.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, China and other markets where the majority of our clients reside. The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region could impact our Hong Kong subsidiaries. See Risk Factors — “Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, China and other markets where the majority of our clients reside. The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region could impact our Hong Kong subsidiaries” on page 22 of this prospectus for further information.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business and Industry” beginning on page 24 of this prospectus)

●	Our business performance is highly influenced by the conditions of the capital markets in Hong Kong. (see page 24 of this prospectus)

●	The revenue from our Financial PR business is non-recurring in nature and our profitability is highly unpredictable. (see page 25 of this prospectus)

●	Since we do not have long-term exclusive service agreements with our existing clients in respect of our Financial PR services, it is difficult to predict our future results of operations. (see page 25 of this prospectus)

●	We rely on our key management and professional staff, the loss of whom may affect our operations. (see page 26 of this prospectus)

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to Our Corporate Structure” beginning on page 30 of this prospectus)

●	We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. (see page 30 of this prospectus)

●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares. (see page 30 of this prospectus)

Risks Related to our Ordinary Shares and this Offering (for a more detailed discussion, see “Risk Factors — Risks Related to our Ordinary Shares and this Offering” beginning on page 31 of this prospectus)

●	Because of the ongoing government shutdown, the SEC did not complete its review of the registration statement for this offering. (see page 31 of this prospectus)

●	Our Class A Ordinary Shares are traded under $5.00 per share and thus would be known as “penny stock.” Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Shares. (see page 31 of this prospectus)

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline. (see page 32 of this prospectus)

Recent Regulatory Developments in the PRC

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the Trial Measures and the Guidance Rules and Notice, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, shall arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing.

The Management understands that as of the date of this prospectus, the Group has a minimal portion of operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. Should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further listed the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

It remains unclear whether a Hong Kong company that collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this offering as we do not believe that either IJL or ITL would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) IJL and ITL are organized and operating in Hong Kong and it remains unclear whether the Revised Review Measures shall be applicable to Hong Kong companies; (ii) IJL and ITL operate without any subsidiary or VIE structure in Mainland China; (iii) as of date of this prospectus, IJL and ITL have in aggregate collected and stored personal information of less than 100 PRC individual clients, which is far less than one million users; and (iv) as of the date of this prospectus, IJL and ITL have not been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if IJL or ITL are deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the operation of our subsidiaries and the listing of our Class A Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

Nevertheless, since these regulatory actions and statements are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, our ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchange.

See “Risk Factors — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.”

Permission Required From Hong Kong and Chinese Authorities

As of the date of this prospectus, the Company and its subsidiaries IJL and ITL are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. and issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, IGL does not require any requisite permissions or approvals from the Hong Kong authorities to operate their businesses. Each of our Hong Kong subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their businesses in Hong Kong, including but not limited to their business registration certificates.

Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”) because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that IGL, IJL and ITL are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals, (ii) we inadvertently conclude that relevant permissions or approvals were not required or (iii) we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

In the event that we become subject to PRC laws or to the jurisdiction of Chinese authorities, we may incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, or no longer be permitted to continue our current business operations.

Recent PCAOB Developments

Our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. The HFCAA provided that if our securities become listed on a national exchange or quoted on the over-the-counter market, trading in our securities may be prohibited under the HFCAA, and our securities may be subject to delisting if the PCAOB cannot inspect or completely investigate our auditor for three consecutive years beginning 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, respectively, and identified the registered public accounting firms in mainland China and Hong Kong that were subject to such determinations. Neither the previous auditor of the Company, Marcum Asia CPAs LLP, nor the current auditor of the Company, SFAI Malaysia PLT, was among the auditor firms listed on the determination list issued by the PCAOB, which noted all of the auditor firms that the PCAOB was not able to inspect. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA.

See “Risks Related to Doing Business in Jurisdictions We Operate — Although the audit report included in this prospectus is prepared by U.S. auditors who are subject to inspections by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Class A Ordinary Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted.”

Implications of Being a Controlled Company

We are currently a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we currently do not rely on the “controlled company” exemption under the Nasdaq listing rules, if we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Risk Factors — Risks Related to Our Ordinary Shares — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion, or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Corporate Information

Our principal executive office is located at Unit 1203C, Level 12 Admiralty Centre, Tower 1, 18 Harcourt Road, Admiralty, Hong Kong. Our telephone number is (+852) 3618 8460. Our registered office in the BVI is located at the office of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our website is located at http://www.intelligentjoy.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Recent Development

On July 17, 2025, we issued a press release announcing our strategic upgrade to forge new “web3 services + digital assets” landscape. We view such strategic upgrade as a potential natural extension of our existing core competencies. As the Web3 ecosystem develops, we plan to leverage our established expertise and client network to explore providing relevant financial PR services to participants in the Web3 space. This may include, but is not limited to, organizing events connecting Web3 projects with investors, providing targeted media placement services, and publishing related industry analysis reports. We anticipate collaborating with financial institutions and other industry participants in this exploration.

THE OFFERING

Securities that may be offered and sold from time to time by the Selling Shareholder:	15,000,000 Class A Ordinary Shares

Terms of the offering:	The Selling Shareholder will determine when and how they will dispose of the Class A Ordinary Shares registered under this prospectus for resale.

Number of Ordinary Shares outstanding before this offering:	29,250,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares

Number of Ordinary Shares outstanding after this offering:	29,250,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares

Use of proceeds:	We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder.

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “INTJ.”

Risk factors:	Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 16.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors”.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks set forth in our Annual Report on Form 20-F for the year ended November 30, 2024 on file with the SEC, which is incorporated by reference into this prospectus, as well as the risk factors described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes included in our Annual Report on Form 20-F for the year ended November 30, 2024. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in Hong Kong.

Risks Related to Doing Business in Jurisdictions We Operate

Substantially all of our operations are in Hong Kong. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

IGL is a holding company registered and incorporated in the British Virgin Islands, and we conduct substantially all of our operations through our operating subsidiaries in Hong Kong, IJL and ITL. We also conduct a small portion of our operations in mainland China through, Shenzhen Huiyue Technology Limited, our PRC subsidiary that is governed by PRC laws and regulations. Our operations are primarily located in Hong Kong and some of our clients are PRC companies. Therefore, we are subject to the laws, regulations and policies of the Hong Kong government as well as the influence of the PRC government. Additionally, the legal and operational risks associated in mainland China also apply to our operations in Hong Kong. As at the date of this prospectus, we are not affected by recent statements by the Chinese government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. The PRC government has significant oversight and discretion over the conduct of our business, and it may influence our operations, which could result in a material adverse change in our operations, and our Class A Ordinary Shares may decline in value or become worthless. In addition, due to certain long arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risks imposed by the PRC legal and regulatory system are by their very nature uncertain. In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	increase our operating costs;

●	require significant management time and attention;

●	result in negative publicity; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities markets, enhancing supervision over China-based companies listed overseas using a VIE structure (which we do not use and which we have no current intention to use), adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operations, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

The Chinese government may intervene in or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. Any legal or regulatory changes that restrict or otherwise unfavorably impact our ability to conduct our business could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Class A Ordinary Shares could decrease or become worthless.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements by the PRC government have indicated an intent to exert more exert oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the Trial Measures and the Guidance Rules and Notice, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, may arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing.

The Management understands that as of the date of this prospectus, the Group has a minimal portion of operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. Should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from our offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt subsequent offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for our subsequent securities offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business our operations or subsequent offerings as we do not believe that either IJL or ITL would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) IJL and ITL are organized and operating in Hong Kong and the Revised Review Measures remains unclear whether it shall be applied to Hong Kong companies; (ii) IJL and ITL operate without any subsidiary or VIE structure in Mainland China; (iii) as of date of this prospectus, IJL and ITL have collected and stored personal information of less than 100 PRC individual clients, which is far less than one million users; and (iv) as of the date of this prospectus, IJL and ITL have not been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures is adopted into law in the future and if IJL or ITL are deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the operation of our subsidiaries and the listing of our Class A Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

As of the date of this prospectus, the Company and its subsidiaries IJL and ITL are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. and issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, each of our Hong Kong subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their businesses in Hong Kong, including but not limited to their business registration certificates. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, the Management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”) because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether out listing is subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that IGL, IJL and ITL are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and IGL, IJL and ITL are required to obtain such permissions or approvals, (ii) IGL, IJL and ITL inadvertently conclude that relevant permissions or approvals were not required or (iii) IGL, IJL and ITL did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

Although the audit reports incorporated by reference in this prospectus is prepared by U.S. auditors who are subject to inspections by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Class A Ordinary Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by the then President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted.

As auditors of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditors are required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. The PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities. Our U.S. auditors have been inspected by the PCAOB on a regular basis. However, if there is significant change to current political arrangements between Mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in PRC and we cannot assure you that our auditors’ work will continue to be able to be inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside Mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in Mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditors’ work papers become located in Mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by non-U.S. laws, in particular those in Mainland China, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to completely inspect or investigate the audit work performed by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On April 21, 2020, the then SEC Chairman Jay Clayton and the then PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and departments with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCAA. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditors are not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our previous auditor, Marcum Asia CPAs LLP, was headquartered in New York, New York, and our current auditor, SFAI Malaysia PLT, is headquartered in Kuala Lumpur, Malaysia, and neither auditors appeared as part of the report under the lists in its Appendix A or Appendix B.

On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditors, then such lack of inspection could cause our securities to be delisted from the stock exchange.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by the then President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted.

The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While we understand that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in Mainland China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between Mainland China and Hong Kong, or if any component of our auditor’s work papers become located in Mainland China in the future. Delisting of our Class A Ordinary Shares likely would force holders of our Class A Ordinary Shares to sell their Class A Ordinary Shares. The market price of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, China and other markets where the majority of our clients reside. The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, then U.S. President Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including the then Hong Kong Special Administrative Region (“HKSAR”) chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Sino — British Joint Declaration or the Basic Law” of the Hong Kong Special Administrative Region of the People’s Republic of China, which is Hong Kong’s constitutional document. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority.

The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the PRC Hong Kong National Security Law and the U.S. HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

Tariffs could increase the cost of goods and products which could affect customers’ investment decisions, which in turn can affect the spending habits of our clients. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on consumer confidence, which could materially and adversely affect our business. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

A downturn in the Hong Kong, China or global economy, or a change in economic and political policies of China could materially and adversely affect our business and financial condition.

Our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese or Hong Kong economy may affect potential clients’ confidence in financial markets as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

If we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend any allegations which could harm our business operations, our reputation and could result in a loss of your investment in our Class A Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in China and Hong Kong have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us or our business. If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operations are based in Hong Kong, any changes to such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. However, certain recent developments including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, and the signing of the HKAA in the U.S. on July 14, 2020 has led to various sanctions against certain Hong Kong individuals, including against the then HKSAR chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022. The U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and may further impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Our revenues and expenses will be denominated predominantly in Hong Kong dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenue and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from our initial public offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Risks Related to Our Business and Industry

Our business performance is highly influenced by the conditions of the capital markets in Hong Kong.

All our business operations were concentrated in the capital markets sector in Hong Kong for the years ended November 30, 2024, 2023 and 2022.  Any material deterioration in the financial and economic conditions of the capital markets in Hong Kong could materially and adversely affect our business and prospects. The Hong Kong Financial PR market is susceptible to changes in the global as well as domestic economic, social and political conditions including, without limitation, interest rate fluctuations, volatility of foreign currency exchange rates, monetary policy changes, the outcome of the Sino-US trade dispute, the U.S. interest rate outlook, social and political unrest in Hong Kong and legal and regulatory changes. When there are unfavorable changes to global or local market conditions, the capital markets in Hong Kong may experience negative fluctuations in its performance. These changes may directly affect the demand for our services, our pricing strategies, the level of our business activities and consequently our revenue derived therefrom. This may materially and adversely affect our financial condition and results of operations.

The revenue from our Financial PR business is non-recurring in nature and our profitability is highly unpredictable.

The performance of our Financial PR services depends, to a large extent, on our ability to leverage our business network and relationships to source and retain clients. Since our contracts are typically negotiated on a project-by-project basis with our clients, the revenue generated from our services may fluctuate from time to time and often does not recur. The number of projects undertaken by us, the revenue generated from each client and the total revenue derived from our projects are affected by numerous factors such as market conditions, the terms of each engagement, project duration and the complexity and completion timeline of each project, resulting in uncertainties in relation to the sustainability of our financial performance. There is no assurance that the clients which have previously sought our services will continue to retain us for future business.

For the years ended November 30, 2024, 2023 and 2022, part of our revenue from the provision of Financial PR services were project-based services.  However, the extent of such project-based services provided, as well as our fee levels, are subject to our clients’ demands. Accordingly, our revenue may vary from period to period depending upon the number, type and fee level of our services. Our future results of operations will depend upon our ability to maintain or increase the number of our clients and projects at acceptable fee levels. In addition, the timing of completion of our projects will affect our cash flows generated from operations, and delays in the completion of our projects may defer payments from our clients, which would adversely affect our cash flows and results of operations. If we are not able to maintain or grow our current fee levels or maintain or increase the number of our clients, both of which are dependent on various factors such as competition and economic conditions, our results of operations may be adversely affected. In these circumstances, our revenue and profitability may fluctuate from year to year and our future financial performance is therefore highly unpredictable.

Since we do not have long-term exclusive service agreements with our existing clients in respect of our Financial PR services, it is difficult to predict our future results of operations.

Our service agreements with our clients are entered into on a project basis, and not through long term exclusive agreements. Therefore, we cannot assure you that a client will engage us for further services once a project has been completed, or that a client will not reduce the scope of, or terminate, the existing projects. Since we do not have long-term non-exclusive service agreements with our existing Financial PR clients, our client service agreements may be terminated from time to time due to various reasons beyond our control, making it difficult to predict our future results of operations.

The financial condition of our clients may deteriorate and their fee settlement to us may be slow, which may adversely affect our cash flows, working capital, financial condition and results of operations.

A decline in the financial condition of our clients would hinder our ability to collect payments from our clients, and would also result in a decrease in demand for our services in the future. A lack of liquidity in the capital markets, or a sustained period of unfavorable general economic conditions or conditions affecting the operations or industries of our clients may increase our exposure to credit risks and result in increases in our allowance for doubtful receivables. These factors may also materially and adversely affect our cash flows, working capital, financial condition and results of operations.

We are also subject to the risk of payment deferral by our clients as part of our business operations. We cannot assure you that we will be able to fully recover the outstanding amounts due from our clients, if at all, or that they will settle the amounts in a timely manner. If settlements by our clients are not made in full or in a timely manner, our financial condition and results of operations will be adversely affected.

Our reputation may be adversely affected if third parties to whom we outsource a portion of our Financial PR services fail to perform satisfactorily and/or there occur negative events concerning our business.

We outsource a portion of our services to third parties in the course of our business. If these third parties do not perform their services satisfactorily, or if they decide not to continue to provide such services to us, our business could be adversely affected. If we fail to identify and secure comparable third party service providers in a timely manner and on commercially reasonable terms, we may experience delays in providing services to our clients, which may negatively affect our business. Any service interruptions experienced by our clients could negatively impact our reputation, resulting in loss of existing clients and inability to attract new clients. Furthermore, we may even become subject to civil claims by our clients or other third parties. Under such circumstances, our business, financial condition and results of operations may be materially and adversely affected.

Moreover, our reputation is susceptible to damage in case of any negative events in relation to our operations, including, without limitation, negative publicity or media coverage, development of scandals, litigation and disputes, and regulatory enquiries or enforcement actions taken against us or our employees. We cannot assure that such negative events will not happen in the future. If they materialize, it may have a material adverse impact on our reputation and in turn our business activities and results of operations.

We rely on our key management and professional staff, the loss of whom may affect our operations.

Our Group has an experienced and competent management team that is responsible for directing and managing our daily operations, overseeing our financial condition and performance, and formulating our business strategies. Leveraging on their experience and networks in the industry, we have been successfully expanding our client base and our sources of deals and new projects. However, we cannot assure you that we can retain the services of our key management and find suitable replacements if any of them terminates his or her engagement with us, given the intense competition for experienced and competent personnel in the industry.

Other than our senior management, we also rely on our professional staff in different business operations to implement our business strategies, provide quality services to clients, maintain relationship with clients and procure new clients. Loss of our professional staff and failure to recruit replacement will materially and adversely affect our business operations.

We may be adversely affected by changes in the laws and regulations governing the companies listed on the HK Stock Exchange.

For the years ended November 30, 2024, 2023 and 2022, a large number of our clients were companies to be listed or already listed on the HK Stock Exchange.  Our clients are therefore subject to all applicable laws and regulations relating to the listing of their securities on the HK Stock Exchange, including but not limited to, the Rules Governing the Listing of Securities on the HK Stock Exchange, as amended, supplemented or otherwise modified from time to time. As a result, our results of operations are affected by changes in the regulatory environment in Hong Kong and the PRC, especially the listing rules of the HK Stock Exchange, disclosure obligations of listed companies and restrictions or requirements on Financial PR services providers. Any change in Hong Kong and PRC laws and regulations, such as additional restrictions or requirements on Financial PR services providers, or new regulations that impose new restrictions on the ability of companies to list on the HK Stock Exchange, or the abolishment of or amendment to disclosure requirements imposed on listed companies, may also adversely affect the demand for our services, which may in turn materially and adversely affect our business, financial condition and results of operations.

We face risks associated with pressure on the level of our service fees.

Since the determination of service fees is primarily based on demand for our services, cost of services, and the service fees charged by our competitors for the same or similar services, we cannot assure you that we will be able to maintain the level of the service fees that we currently charge. In the event that the demand for our services decreases, or the level of the service fees decreases in the future due to existing or new competition or any other factors beyond our control, we may have to reduce the current level of fees charged for our services, which may materially and adversely affect our business, financial condition and results of operations.

We may be subject to litigation, arbitration or other legal proceeding risk.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, we are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

If we fail to keep clients’ information confidential or if we handle information improperly or make misstatements of such information, our business and reputation could be materially and adversely affected.

We manage private and confidential information and documentation relating to our clients’ finances and transactions, often prior to public dissemination. The use of insider or price sensitive information is highly regulated in Hong Kong and overseas, and any violation of the relevant securities laws and regulations may result in civil and criminal penalties. There is no assurance that we can completely eliminate the risk of any misstatement or leakage of confidential information and customer data. If we fail to keep clients’ proprietary information and documentation confidential, or if we handle the information improperly or make misstatements of such information, our reputation may be adversely affected or even lost. At the same time, we may expose our clients to a significant loss of revenue as a result of any premature release or misstatements of confidential information. As such, we may also become subject to civil claims by our clients or other third parties or investigations by relevant authorities.

Our services depend on the reliability of computer systems maintained by us and our outsourcing vendors and the ability to implement and maintain information technology security measures.

Our services depend on the reliability of computer systems maintained by us and our outsourcing vendors to operate efficiently and reliably at all times. Certain emergencies or contingencies could occur, such as a natural disaster or a significant power outage, which could temporarily shut down our facilities and computer systems. Further, our Group’s servers may be subject to computer viruses, hacking, vandalism, physical or electronic break-ins and other disruptions, which could lead to a loss of data. In addition, if the technological and operational platforms and capabilities become outdated, we will be at a disadvantage when competing with our competitors in the industry in which we operate. Our failure to back up our data and information in a timely manner may cause material disruption of our business operation and may therefore adversely affect our business and results of operations.

We are subject to various risks due to potential violation of obligations and standards applicable to us.

We are subject to a number of obligations and standards arising from our business. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us and our investors. For example, we are required to properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships. We are also subject to the risk of fraud, illegal act, misconduct or other improper activities committed by our directors, employees, agents, clients or other third parties, such as entering into unauthorized transactions, improperly using or divulging inside information, recommending transactions not suitable for our clients, engaging in fraudulent activities, or engaging in improper or illegal activities. We cannot assure that our procedures and policies would fully prevent or detect illegal or improper activities in our business operations. If illegal or improper activities transpire and we fail to identify them in a timely manner, or at all, we will be in breach of the legal and regulatory requirements in Hong Kong and may be subject to regulatory sanction resulting in financial loss and reputational harm, which would adversely affect our reputation and results of operations.

It is not always possible to identify and deter fraud, misconduct or errors by directors, officers, employees, agents or external service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. Fraud or misconduct by any of these persons or entities may cause us to suffer significant reputational harm and financial loss or result in regulatory disciplinary actions. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

We and our directors and officers may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. Claims, lawsuits, and litigation are subject to inherent uncertainties, and we are uncertain whether any claim would develop into a lawsuit. Litigation may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgments made against us may damage our reputation and may result in a material adverse impact on us.

We may be unable to successfully implement our future business plans.

Our success is dependent on, among other things, our proper and timely execution of our future business plans. Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate, our ability to cope with high exposure to financial risk, operational risk, market risk and credit risk as our business and client base expands and our ability to provide, maintain and improve the level of human and other resources in servicing our clients. As such, we cannot assure that our future business plans will materialize, or that our objectives will be accomplished fully or partially, or our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance, financial condition and future prospects and growth could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and also may present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

We may be unable to successfully develop or integrate automation technologies for our virtual Financial PR services, which could harm our growth strategy and competitive position.

As part of our growth strategy, we intend to enhance the automation and establishment of our virtual Financial PR services. Our current plans in this area are preliminary and involve exploring the use of various technologies, which may include rules-based workflow automation tools and third-party data analytics platforms that utilize advanced computational techniques, including subsets of artificial intelligence (“AI”), to improve the efficiency of our routine tasks. However, we have not yet commenced the development of any proprietary AI technologies, nor have we entered into any binding agreements for the integration of such technologies into our service offerings. The implementation of this strategic initiative is subject to numerous risks and uncertainties, including, but not limited to:

●	implementation uncertainty: we may abandon the initiative or fail to develop or integrate suitable technologies due to complexity, cost, or resource constraints.

●	technical failures: automation tools, especially AI-based ones, may malfunction, produce errors, or disrupt services, damaging client trust.

●	third-party dependence: reliance on external providers could expose us to service outages, price hikes, or loss of access.

●	competitive pressure: rivals may deploy superior automation faster, eroding our market share.

●	regulatory/operational risks: automation may trigger data privacy, security, or compliance issues, leading to legal or reputational harm.

There can be no assurance that our efforts to automate our virtual Financial PR services will be successful, or that even if implemented, such technologies will achieve the operational efficiencies or market advantages we envision. The failure to successfully develop or integrate these technologies could result in the loss of our invested resources, a failure to realize anticipated cost savings or revenue enhancements, and a material adverse effect on our business, financial condition, and results of operations.

Our internal control system may not always be effective or adequate.

We rely on our internal control system to ensure effective business operations. We have established, maintained and relied on an internal control system comprising a series of policies and procedures. There is no assurance that the internal control system in place will prove at all times adequate and effective to deal with all the possible risks given the fast changing financial, regulatory and technological environment in which we operate. We cannot assure that our internal control system has no deficiencies or inherent limitations, or that it can fully prevent us from our employee misconduct. Such deficiencies or inherent limitations may adversely affect our financial condition and results of operations.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate, including communicating with clients and the relevant listing authorities. Moreover, our business and ability to operate could also be adversely affected by COVID-19, Ebola virus disease, Zika virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemics.

Our headquarters are located in Hong Kong, where our directors and management and a majority of our employees currently reside. In addition, our system hardware and back-up systems are hosted in leased facilities located in Hong Kong. Consequently, we are highly susceptible to factors such as these that may adversely affect Hong Kong. If any of the abovementioned natural disasters, health epidemics or other outbreaks were to occur in Hong Kong, our operation may experience material disruptions, such as temporary closure of our offices and suspension of services, which may materially and adversely affect our business, financial condition and results of operations.

A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

The recent global market and economic crisis stemming from COVID-19 resulted in recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, sovereign debt issues, COVID-19 and new variants thereof and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to significant volatility.

There is continuing uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies, including Hong Kong’s. There have also been concerns over unrest in several geographic areas, which may result in significant market volatility. Any prolonged slowdown in the global and/or Hong Kong economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The business of our Group is exclusively concentrated in Hong Kong, and is therefore heavily dependent on Hong Kong’s economy. Economic conditions in Hong Kong are sensitive to global economic conditions. If there is any significant decline in Hong Kong’s economy and we are unable to generate business in other geographic locations, our revenue, profitability and business prospects will be materially affected. Also, major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements. Any factors that lead to prolonged weakness or increased volatility in Hong Kong’s securities market in the future, such as reoccurrence of economic crises, natural disasters, wars or political upheavals, may diminish investors’ interest in Hong Kong’s securities markets and thus our clients, and companies may cancel their plans to be listed on the HK Stock Exchange, resulting in a decline in our revenue and a material adverse effect on our business, results of operations, financial condition and prospects.

As of December 31, 2024, the total number of listed companies in the HK Stock Exchange was 2,631, compared to 2,609 listed companies as of December 31, 2023. However, the number of newly listed companies for the year ended December 31, 2024 decreased to 71 companies as compared to 73 companies for the same period in 2023 (source: https://www.hkex.com.hk/Market-Data/Statistics/Consolidated-Reports/Annual-Market-Statistics?sc_lang=en) mainly as a result of volatility in the performance of the capital markets in Hong Kong. While our operations have not yet been directly affected by supply chain disruptions or inflationary pressures, continued pressure from the economic conditions may disrupt the Hong Kong capital markets in the future and in turn, affect our operations.

In addition, at the end of 2021 and into 2022, tensions between the United States and Russia escalated when Russia amassed large numbers of military ground forces and support personnel on the Ukraine-Russia border and, in February 2022, Russia invaded Ukraine. In response, NATO has deployed additional military forces to Eastern Europe, and the Biden administration announced certain sanctions against Russia. The invasion of Ukraine and the retaliatory measures that have been taken, or could be taken in the future, by the United States, NATO, and other countries have created global security concerns that could result in a regional conflict and otherwise have a lasting impact on regional and global economies, any or all of which could adversely affect the Hong Kong capital markets and our operations, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

In February and March 2025, the Trump administration implemented tariffs on various goods imported from Canada, Mexico and China and announced an intention to implement targeted and broad-based tariffs on certain other goods imported from several countries and/or increase the rate or scope of existing tariffs. Canada and China retaliated by imposing tariffs on certain goods imported from the U.S., and other countries also announced intentions to implement tariffs on goods imported from the U.S. and/or increase the rate or scope of existing tariffs if the U.S. follows through with the implementation of proposed tariffs. Although discussions continue regarding global trade policies, there remains significant uncertainty over whether tariffs, surtaxes, or other restrictive trade measures or countermeasures will ultimately be implemented and, if so, the scope, impact, and duration of any such measures.

The imposition of restrictive trade measures or countermeasures, if implemented for any period of time, could have adverse effects on the Company’s operations, and overall financial performance and could have a material adverse effect on the U.S. and/or global economies. Any retaliatory measures by other countries or prolonged trade disputes may further increase regulatory uncertainty. While the Company continues to monitor trade policies and adapt its strategies, any prolonged restrictive trade measures could negatively impact overall market conditions.

Risks Related to Our Corporate Structure

We may rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

IGL is a holding company, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Act, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. However, to the extent that cash and/or assets are in Hong Kong or a Hong Kong entity, the funds and/or assets may not be available to fund operations or for other uses outside of Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of IGL, IJL or ITL to transfer cash and/or assets. Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Share.

We have limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended November 30, 2024 and 2023, we and our independent registered public accounting firms identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; (ii) a lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to formalize key controls over financial reporting and to prepare consolidated financial statements and related disclosures; and (iii) a lack of an effective control framework in place and critical information technology general controls (“ITGC”) have design deficiencies in areas including logical access, privileged access, IT operations and cybersecurity.

We have implemented measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill the key roles in our financial operations; (ii) setting up a financial and system control framework with formal documentation of polices and controls in place; and (iii) setting up an ITGC and system control framework with formal documentation of polices and controls in place.

We will be subject to the requirement that management maintain internal controls and perform periodic evaluation of the effectiveness of those internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner and in such an event our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

Risks Related to our Ordinary Shares and this Offering

Because of the ongoing government shutdown, the SEC did not complete its review of the registration statement for this offering.

We have filed a registration statement with the SEC for this offering, but the SEC has not completed its review. During the ongoing government shutdown, the SEC will not review any registration statement or declare any registration statement effective. Our registration statement will automatically become effective at 5:30 pm, Eastern Time, on November 26, 2025 in accordance with Section 8(a) of the Securities Act. While we believe we have satisfactorily addressed all SEC comments on the registration statement that we received before the shutdown, we could receive comments from the SEC after completion of this offering, and those comments could obligate us to modify, reformulate, add to or exclude certain information presented in this prospectus. Any such modification, reformulation, addition or exclusion could be significant. Whether or not we receive comments from the SEC, neither the SEC nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.

An active trading market for our Class A Ordinary Shares may not be sustained.

Prior to our initial public offering, there has not been a public market for our Class A Ordinary Shares. An active public market for our Class A Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of certain publicly traded companies. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following any volatility in the price of our Class A Ordinary Shares, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

Our Class A Ordinary Shares are trading under $5.00 per share and thus would be known as “penny stock” Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

Our Class A Ordinary Shares are trading below $5.00 per share. As a result, our Class A Ordinary Shares would be known as a “penny stock”, which are subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Class A Ordinary Shares, and may negatively affect the ability of holders of our Class A Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to do so.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Ordinary Shares are listed on Nasdaq, such securities are covered securities. Although the states are pre-empted from regulating the sale of our securities when they are listed on Nasdaq, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities on a case by case basis. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Substantial future sales or perceived sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could cause their market price to decline. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Additionally, if any existing shareholder or shareholders sell a substantial amount of our Class A Ordinary Shares, this, in turn, could have a material adverse effect on their price.

The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who hold our Class B Ordinary Shares. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

Each Class B Ordinary Share has fifty votes per share, and our Class A Ordinary Shares have one vote per share. Our Controlling Shareholder, which holds 100% of our issued and outstanding Class B Ordinary Shares, owns shares representing approximately 79.14% of the voting power of our outstanding Ordinary Shares as of the date of this prospectus. In addition, because of the fifty-to-one voting ratio between our Class B and Class A Ordinary Shares, the holders of our Class B Ordinary Shares could continue to control a majority of the combined voting power of our Ordinary Shares and therefore control all matters submitted to our shareholders for approval until converted by the holders of our Class B Ordinary Shares. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. As a result, such concentrated control may adversely affect the market price of our Class A Ordinary Shares.

Even if our Controlling Shareholder were to dispose of certain of its shares of our Class B Ordinary Shares such that it would control less than a majority of the voting power of our outstanding Ordinary Shares, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. During the period of our Controlling Shareholder possessing controlling or significant ownership of our Ordinary Shares, investors may not be able to affect the outcome of our corporate actions.

Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our directors, officers and Ms. Wai Lau, our Controlling Shareholder, hold an aggregate of 29.28% or more of our total issued and outstanding Ordinary Shares. We are a “controlled company” as defined under the Nasdaq Stock Market Rules because our Controlling Shareholder owns 29.28% of our total issued and outstanding Ordinary Shares, representing 79.14% of the total voting power. Our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through her controlling ownership of the company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

After our initial public offering, we have become subject to the periodic reporting requirements of the Exchange Act.  We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases. Under BVI law, we may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the value of assets of our Company will not be less than the sum of our total liabilities.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Share price or trading volume to decline.

If a trading market for our Class A Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Class A Ordinary Shares will have had relatively little experience with us and possibly with our industry as well, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event that we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Share price, our Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

We are incorporated under the laws of the BVI and all of our directors and officers reside outside the United States in Hong Kong. Moreover, all of these persons do not have significant assets in the United States. As a result, it may be difficult to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the BVI or Hong Kong could render you unable to enforce a judgment against our assets or the assets of our directors and officers.

There is uncertainty as to whether the BVI courts would (i) recognize or enforce judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company or (ii) impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of the U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. For more information regarding the relevant laws of the BVI and Hong Kong, see “Enforcement of Liabilities.”

As the rights of a shareholder under British Virgin Islands law differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation.

Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the BVI Act, and the common law of the BVI. The rights of shareholders to take legal action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors and officers under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the English common law and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are largely codified in the BVI Act, but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.

Therefore, you may have more difficulty protecting your interests in connection with actions taken by our directors and officers or our principal shareholders than you would as a shareholder of a corporation incorporated in the United States.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States Shareholders of a British Virgin Islands company could, however, bring a derivative action in the British Virgin Islands courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

BVI laws may provide less protection for minority shareholders than those under U.S. law, and therefore minority shareholders who are dissatisfied with the conduct of our affairs may not have the same options as to recourse in comparison to the shareholders of a U.S. corporation.

Under the laws of the British Virgin Islands, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. our memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for business companies is limited.

The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to BVI law and the constitutional documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (ii) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders; (iii) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; or (iv) acts that constitute fraud on the minority where the wrongdoers control the company.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the Memorandum and Articles of Association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four month after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, obtaining and maintaining directors’ and officers’ liability insurance would become more difficult and expensive for us, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the BVI, may differ significantly from corporate governance listing standards. Currently, we plan to rely on some home country practices with respect to our corporate governance. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

We are a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. Sarbanes-Oxley, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior May 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Class A Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the Class A Ordinary Shares.

In addition, if the trading volumes of the ordinary shares are low, persons buying or selling in relatively small quantities may easily influence prices of the ordinary shares. This low volume of trades could also cause the price of the ordinary shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of the ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the ordinary shares. As a result of this volatility, investors may experience losses on their investment in the ordinary shares. A decline in the market price of the ordinary shares also could adversely affect our ability to sell additional ordinary shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in the ordinary shares will develop or be sustained. If an active market does not develop, holders of the ordinary shares may be unable to readily sell the ordinary shares they hold or may not be able to sell their ordinary shares at all.

In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

The sales of Class A Ordinary Shares by existing shareholders, including the sales pursuant to this prospectus, may adversely affect the market price of our Ordinary Share.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. The Class A Ordinary Shares registered for resale as part of this prospectus, once registered, will constitute a considerable percentage of our public float. Sales of a substantial number of our Class A Ordinary Shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Class A Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares. Despite such a decline in the public trading price, certain Selling Shareholder may still experience a positive rate of return on the Class A Ordinary Shares due to the lower price that they purchased the Class A Ordinary Shares compared to other public investors and may be incentivized to sell their Class A Ordinary Shares when others are not.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

BVI

Enforceability

Ogier, our counsel to the laws of the BVI has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company or (ii) impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

We have been advised by Ogier that there is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment: (i) the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; (ii) is final and for a liquidated sum; (iii) the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; (iv) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court; (v) recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and (vi) the proceedings pursuant to which judgment was obtained were not contrary to natural justice. In appropriate circumstances, a British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Anti-money laundering

In order comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures, and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

Hong Kong

All of our directors and officers reside outside the United States in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

USE OF PROCEEDS

All of the Class A Ordinary Shares offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for their respective accounts. We are not selling any securities under this prospectus. We will not receive any of the proceeds from these sales.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Under BVI law, our board of directors may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the common course of business; and the value of assets of our Company will not be less than the sum of our total liabilities.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries in Hong Kong, IJL and ITL. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

CORPORATE HISTORY AND STRUCTURE

In October 2016, IJL was organized under the laws of Hong Kong to engage in the provision of Financial PR services. IJL, our key operating subsidiary, provides advice for clients on their communications and reputation management efforts, creates multi-stakeholder communications programs, arranges press conferences and interviews, participates in the preparation of news releases and shareholders’ meetings, monitors news publications, identifies shareholders, targets potential investors, organizes corporate events and implements crisis management policies and procedures.

In June 2018, ITL was organized under the laws of Hong Kong to support our provision of Financial PR services. ITL is our operating subsidiary and engaged in technology related operations including maintaining the Company’s website.

In July 2018, IGL was incorporated under the BVI Act, as a holding company of our business.

Our principal executive office is located at Unit 1203C, Level 12, Tower 1, Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong. Our telephone number is (+852) 3618 8460. Our registered office in the BVI is located at the office of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website http://www.intelligentjoy.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Increase in authorized shares and share split

IGL was established under the laws of British Virgin Islands on July 5, 2018. The authorized number of Ordinary Shares was 50,000 shares with a par value of US$1.0.

On November 6, 2021, the shareholders of IGL resolved to create an additional 500,000,000 of the authorized Ordinary Shares with a par value of US$0.00001 (the “Increase in Share Capital”). Following the Increase in Share Capital, on November 7, 2021, IGL newly issued 11,250,000 Ordinary Shares with a par value of US$0.00001 (the “Shares Issued”). Following the Shares Issued, IGL repurchased and cancelled 50,000 of the outstanding Ordinary Shares with a par value of US$1.0 issued and outstanding as of November 30, 2020 as well as cancelled 50,000 of the authorized Ordinary Shares with a par value of US$1.0.

Initial Public Offering

On March 19, 2024, IGL entered into an underwriting agreement with WestPark Capital, Inc., as underwriter named thereof, in connection with its initial public offering (“IPO”) of 1,875,000 Ordinary Shares at a price of $4.00 per share. The Company’s Registration Statement on Form F-1 (File No. 333-272136) for the IPO, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 23, 2023 (as amended, the “Registration Statement”) was declared effective by the Commission on February 28, 2024.

On March 22, 2024, IGL completed its IPO of 1,875,000 Ordinary Shares at a public offering price of $4.00 per share for total net proceeds of $6.3 million and listed its Ordinary Shares on the Nasdaq Capital Market under the symbol “INTJ”.

Reclassification of Class A and Class B Ordinary Shares

On November 25, 2024, pursuant to and in accordance with the provisions of British Virgin Islands laws and the then effective memorandum and articles of association of Company, the Board of Directors of the Company approved certain corporate actions (the “Corporate Actions”) as described herein at a meeting of the Board of Directors (the “Meeting”). The majority shareholder of the Company, Ms. Wai Lau (the “Majority Shareholder”) further approved the Corporate Actions by written resolution of the shareholder on that same date.

At the close of business on November 25, 2024, the record date for the determination of shareholders entitled to vote on the Corporate Actions, there were 13,125,000 ordinary shares outstanding, each share being entitled to one vote, constituting all of the outstanding voting securities of the Company. The Majority Shareholder, the holder of 9,004,500 ordinary shares of the Company, approved the Corporate Actions, representing 68.61% of the total outstanding shares of the Company).

Pursuant to the Board and shareholder resolutions, the Company adopted the following resolutions regarding the Corporate Actions:

1.	The re-designation of its ordinary shares of a single class each with a par value of US$0.00001 (issued and unissued) (the “Ordinary Shares”) that (a) all the currently issued 13,125,000 Ordinary Shares be and are re-designated into Class A ordinary shares each with a par value of US$0.00001 with one (1) vote per share but with all rights and restrictions remaining identical to the Ordinary Shares (the “Class A Ordinary Shares”) on a one-for-one basis, (b) the remaining authorized but unissued Ordinary Shares be and are re-designated into (i) 436,875,000 Class A Ordinary Shares and (ii) 50,000,000 Class B ordinary shares each with a par value of US$0.00001 with fifty (50) votes per share (the “Class B Ordinary Shares”) on a one-for-one basis and (c) such that the Company will be authorized to issue a maximum of 500,000,000 shares each with a par value of US$0.00001 divided into (i) 450,000,000 Class A Ordinary Shares and (ii) 50,000,000 Class B Ordinary Shares (the “Redesignation”);

2.	Concurrently with the Re-designation, the Company and the majority shareholder approved certain amendments to the Company’s then effective memorandum and articles of association, including (a) amending Clause 5.1 of the memorandum of association of the Company currently in effect to reflect the changes set forth in the Redesignation, and (b) amending and restating its memorandum and articles of association of the Company (the “Amended and Restated M&A”) in substitution for the Company’s currently effective memorandum and articles of association to reflect the Redesignation and set out the rights and privileges of Class A Ordinary Shares and Class B Ordinary Shares;

The Redesignation and the Amended and Restated M&A took effect on November 27, 2024, when the necessary filings were completed with the Registry of Corporate Affairs of the British Virgin Islands. A copy of the Amended and Restated M&A is attached hereto as Exhibit 1.1.

As approved by the Company’s Board of Directors and the Majority Shareholder, the Company, for good and valuable consideration, repurchased 1,500,000 shares of the Majority Shareholder’s Class A Ordinary Shares and issued 1,500,000 Class B Ordinary Shares to the Majority Shareholder. As a result of this transaction, the Majority Shareholder possesses voting power in the Company equal to 82,504,500 votes and there are 11,625,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares issued and outstanding in the Company.

Nasdaq Deficiency

On February 20, 2025, we received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that based on the closing bid price of the Company for the period from January 6, 2025 to February 19, 2025, the Company no longer meets the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2), to maintain a minimum bid price of $1 per share.

On July 18, 2025, Nasdaq formally notified the Company that the prior bid-price deficiency has been cured. The confirmation followed a 10 consecutive business day period commencing July 3, 2025, and ending July 17, 2025, during which the closing bid price of INTJ’s Class A Ordinary Shares remained at or above US$1.00 per share. Consequently, Nasdaq considers the matter closed and the Company’s listing fully compliant with Rule 5550(a)(2).

On September 23, 2025, we received another letter from Nasdaq notifying the Company that based on the closing bid price of the Company for the period from August 11, 2025 to September 22, 2025, the Company no longer meets the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2), to maintain a minimum bid price of $1 per share. The notification has no immediate effect on the listing or trading of the Company’s Class A ordinary shares on Nasdaq. Nasdaq has provided the Company with an 180 calendar days compliance period, or until March 23, 2026, in which to regain compliance with Nasdaq continued listing requirement. In the event that the Company does not regain compliance in the compliance period, the Company may be eligible for an additional 180 calendar days, should the Company meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and is able to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

Adoption of 2025 Stock Incentive Plan

On June 12, 2025, the board of directors of the Company approved the adoption of the 2025 Stock Incentive Plan, to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants and to promote the success of the Company’s business. The maximum aggregate number of Class A Ordinary Shares issuable pursuant to the 2025 Stock Incentive Plan is 2,625,000. As of the date of this prospectus, all such share awards have been granted and vested.

PIPE

On June 17, 2025, we entered into a securities purchase agreement with certain investors, pursuant to which the investors agreed to subscribe, and we agreed to issue and sell an aggregate of 15,000,000 Class A Ordinary Shares, each with a par value of US$0.00001, through a private investment in public equity (“PIPE”) transaction, at a price of US$0.2615 per Class A Ordinary Share. Concurrently with the signing of the said securities purchase agreement, we also entered into a registration rights agreement with the investors, pursuant to which we agree to provide certain registration rights with respect to the shares issued and sold.

The PIPE transaction was consummated on July 14, 2025. The Company issued an aggregate of 15,000,000 Class A Ordinary Shares to the investors. Following this placement, the Company’s total outstanding shares stand at 28,125,000 Ordinary Shares, comprising of 26,625,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares.

Acquisition of LQ Capital Limited

On August 7, 2025, we completed acquisition from our controlling shareholder its entire equity interest in LQ Capital Limited (“LQ Capital”) for total consideration of approximately HK$130,000. LQ Capital holds a money lender’s license issued by the Hong Kong Special Administrative Region. LQ Capital Limited currently is a wholly-owned subsidiary of the Company.

The acquisition is expected to leverage the capital strength and diversified financing channels of the Company to expand LQ Capital’s credit capacity and enhance its lending capabilities. The acquisition has been approved by the Company’s board of directors and audit committee.

Acquisition of Shenzhen Huiyue Technology Limited

On August 21, 2025, we completed acquisition a 40% equity stake from the controlling shareholder and a 60% equity stake from a third party in Shenzhen Huiyue Technology Limited, for a total consideration of HK$1. This acquisition aims to strengthen our mainland China team and expand local business opportunities, leveraging the current strong momentum in the Hong Kong IPO market.

The chart below illustrates our corporate structure and subsidiaries as of the date of this prospectus:

Subsidiary Name	Background	Ownership
Intelligent Joy Limited	— A Hong Kong company — Formed on October 24, 2016 — Provision of Financial PR services	100% owned by IGL
Intelligent Tech Limited	— A Hong Kong company — Formed on June 16, 2018 — Provision of Financial PR services	100% owned by IGL
LQ Capital Limited	— A Hong Kong company — Formed on March 2, 2020 — Holder of a money lender’s license	100% owned by IGL
Shenzhen Huiyue Technology Limited	— A PRC company — Formed on March 30, 2018 — Provision of Financial PR services and support	100% owned by IJL

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately before the completion of this offering, our Controlling Shareholder owns 7,504,500 and 1,500,000 of our total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, respectively, representing approximately 79.14% of the total voting power. Our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through her controlling ownership of the company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus:

●	each person who beneficially owns 5.0% or more of the outstanding Ordinary Shares;

●	each person who is an executive officer or director; and

●	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of warrants or any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

The percentage of our Ordinary Shares beneficially owned by the parties listed below is calculated based on 29,250,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

Name of Beneficial Owner	Class A Ordinary Shares	% of Total Class A Ordinary Shares	Class B Ordinary Shares	% of Total Class B Ordinary Shares	% of Total Ordinary Shares	% of Voting Power
Directors and Executive Officers*:
Wai Lau	7,504,500	25.66%	1,500,000	100.00%	29.28%	79.14%
Ka Yee Woo	-	-	-	-	-	-
Yao Yao	-	-	-	-	-	-
Yi Jing	-	-	-	-	-	-
Josephine Yan Yeung	-	-	-	-	-	-
Leut Ming Gung	-	-	-	-	-	-
Heung Ming Henry Wong	-	-	-	-	-	-
Siu Ki Wong	-	-	-	-	-	-
All directors and Executive Officers as a Group(2)	-	-	-	-	-	-
5% Shareholders:***
Wai Lau	7,504,500	25.66%	1,500,000	100%	29.28%	79.14%

*	The business address for our directors and executive officers is at Unit 1203C, Level 12, Admiralty Centre, Tower 1, 18 Harcourt Road, Admiralty, Hong Kong.

SELLING SHAREHOLDER

The Selling Shareholder may from time to time offer and sell any or all of the Class A Ordinary Shares pursuant to this prospectus. However, we cannot advise you as to whether the Selling Shareholder will, in fact, sell any or all of such Class A Ordinary Shares. In addition, the Selling Shareholder identified below may have sold, transferred or otherwise disposed of some or all of their Class A Ordinary Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. See the section titled “Plan of Distribution.”

This prospectus relates to possible resale by the Selling Shareholder of up to 15,000,000 Class A Ordinary Shares. The Selling Shareholder may offer and sell, from time to time, any or all of the Class A Ordinary Shares being offered for resale by this prospectus. When we refer to “Selling Shareholder” in this prospectus, we refer to the person listed in the tables below, and the pledgees, donees, transferees, assignees, successors, and others who later come to hold any of the Selling Shareholder’s interest in our securities after the date of this prospectus.

As at the date of this prospectus, the Selling Shareholder in aggregate beneficially holds 51.28% or more of issued and outstanding Class A Ordinary Shares of the Company. Please refer to “Corporate History and Structure” for more information. The Class A Ordinary Shares issued to the Selling Shareholder are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Selling Shareholder the opportunity to sell those Class A Ordinary Shares.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of the Class A Ordinary Shares of the Selling Shareholder, the number of Class A Ordinary Shares that may be sold by the Selling Shareholder under this prospectus and that the Selling Shareholder will beneficially own after this offering. We have based percentage ownership of 29,250,000 Class A Ordinary Shares outstanding as of the date of this prospectus.

The Class A Ordinary Shares being registered for resale in connection with this offering will constitute a considerable percentage of our “public float” (defined as the number of our outstanding Class A Ordinary Shares held by non-affiliates). The Selling Shareholder named herein beneficially own 15,000,000 Class A Ordinary Shares, which equals to approximately 51.28% of our outstanding Class A Ordinary Shares as of the date of the prospectus. The Selling Shareholder will be able to sell their Class A Ordinary Shares for so long as the registration statement of which this prospectus forms a part is available for use.

Because the Selling Shareholder may dispose of none or some portion of his Class A Ordinary Shares, we cannot advise you as to whether the Selling Shareholder will in fact sell any or all of such Class A Ordinary Shares. No estimate can be given as to the number of securities that will be beneficially owned by the Selling Shareholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Class A Ordinary Shares covered by this prospectus will be beneficially owned by the Selling Shareholder and further assumed that the Selling Shareholder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Class A Ordinary Shares
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Harmony Wealth Enterprises Limited(1)	1,300,000	1,300,000	0	0%
Honstek Commerce Limited(2)	1,000,000	1,000,000	0	0%
KB Global Limited(3)	1,000,000	1,000,000	0	0%
Minwise Business Consulting Limited(4)	1,000,000	1,000,000	0	0%
Aifeng Ni(5)	1,100,000	1,100,000	0	0%
Pinkcapital Limited(6)	1,300,000	1,300,000	0	0%
Run Creation Enterprises Limited(7)	1,000,000	1,000,000	0	0%
Dong Yong Sheng(8)	1,300,000	1,300,000	0	0%
Smart Ventures Limited(9)	1,000,000	1,000,000	0	0%
Capital Melody Investments LPF(10)	1,300,000	1,300,000	0	0%
Alpha Mile Global Limited(11)	1,300,000	1,300,000	0	0%
Elegance Capital Limited(12)	1,300,000	1,300,000	0	0%
Qiong Gong(13)	1,100,000	1,100,000	0	0%

(1)	Harmony Wealth Enterprises Limited is wholly owned by Wai Cheung Yeung. The registered address of Harmony Wealth Enterprises Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(2)	Honstek Commerce Limited is ultimately owned by Wenguang Ye. The registered address of Honstek Commerce Limited Limited is Unit 135, 1/F,143 Wai Yip Street, Kwun Tong, Kowloon, Hong Kong.
(3)	KB Global Limited is ultimately owned by Jiabao Feng. The registered address of KB Global Limited is Units 1804 on Level 18 ofK11 Atelier, 18 Salisbury Road. Tsim Sha Tsui. Kowloon, Hong Kong.
(4)	Minwise Business Consulting Limited is ultimately owned by Tianyu Qin. The registered address of Minwise Business Consulting Limited is Suites 2202-03, 22/F, Tower 1, the Gateway, Harbour City, Tsim Sha Tsui, Hong Kong.
(5)	The address of Aifeng Ni is Room 311, No. 1, Lane 39, Yupo South Road, Jingjiang City, Jiangsu Province, China.
(6)	Pinkcapital Limited is wholly owned by Deyu Chen. The registered address of Pinkcapital Limited is ICS Corporate Services (BVI) Limited, of Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.
(7)	Run Creation Enterprises Limited is wholly owned by Wai Hong Lao. The registered address of Run Creation Enterprises Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(8)	The address of Dong Yong Sheng is Li Dong Group, Hou Shan Village Committee, Liu Dian Town, Que Shan County, Henan Province, China.
(9)	Smart Ventures Limited is ultimately owned by Kewen Gao. The registered address of Smart Ventures Limited is Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.
(10)	Capital Melody Investments LPF is a Hong Kong limited partnership fund in which a Hong Kong incorporated company, Stream Wise Limited, is the general partner . Zhi Le Liu is the ultimate beneficial owner of Stream Wise Limited. The registered address of Stream Wise Limited is 3/F,COSCO Tower, Grand Millennium Plaza,183 Queen’s Rd Central, Hong Kong.
(11)	Alpha Mile Global Limited is wholly owned by Cong Zhu. The registered address of Alpha Mile Global Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(12)	Elegance Capital Limited is wholly owned by Zhian Liu. The registered address of Elegance Capital Limited is ICS Corporate Services (BVI) Limited, Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands
(13)	The address of Qiong Gong is No. 80-5, Chezhan Road, Jingjiang City, Jiangsu Province, China.

PLAN OF DISTRIBUTION

The Class A Ordinary Shares offered by this prospectus are being offered by the Selling Shareholder. We are not selling any securities under this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholder of Class A Ordinary Shares. We will bear all fees and expenses incident to our obligation to register the Class A Ordinary Shares.

The Selling Shareholder may sell all or a portion of the Class A Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholder to include the pledgee, transferee or other successors in interest as Selling Shareholder under this prospectus. The Selling Shareholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A Ordinary Shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell our Class A Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholder from the sale of the Class A Ordinary Shares offered by them will be the purchase price of the Class A Ordinary Shares less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440. The Selling Shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%). The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 or any other exemption from registration under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Any underwriters, agents, or broker-dealers, and any Selling Shareholder who are affiliates of broker-dealers, that participate in the sale of the Class A Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholder who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Each Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for our Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the shares of our Class A Ordinary Shares to be sold, the names of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, Class A Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states Class A Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We are required to pay certain fees and expenses incurred by us incidental to the registration of the securities. We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax, or legal services or any other expenses incurred by the Selling Shareholder in disposing of the Class A Ordinary Shares. We will bear all other costs, fees, and expenses in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF SHARE CAPITAL

The Company was established under the laws of British Virgin Islands on July 5, 2018. The authorized number of Ordinary Shares was 50,000 shares with a par value of US$1.0.

On November 6, 2021, the shareholders of the Company resolved to create an additional 500,000,000 of the authorized Ordinary Shares with a par value of US$0.00001 (the “Increase in Share Capital”). Following the Increase in Share Capital, on November 7, 2021, the Company newly issued 11,250,000 Ordinary Shares with a par value of US$0.00001 (the “Shares Issued”). Following the Shares Issued, the Company repurchased and cancelled 50,000 of the outstanding Ordinary Shares with a par value of US$1.0 issued and outstanding as of November 30, 2020.

On March 20, 2024, the Company completed its initial public offering (the “IPO”) on the NASDAQ. In the offering, 1,875,000 ordinary shares were issued and sold to the public at a price of US$4 per share. The net proceeds to the Company from the IPO, after deducting the accrued and paid commissions and offering expenses, were approximately US$6,303,045 (HKD 49.04 million).

On November 27, 2024, the shareholders of the Company passed a resolution to reclassify 1,500,000 ordinary shares held by Ms. Wai Lau (the “Majority Shareholder”) into Class B ordinary shares, with remaining ordinary shares as Class A ordinary shares. All of the Class B shareholders are controlled by Ms. Wai Lau, the founder and Chief Executive Officer of the Company.

Each of the Class A ordinary shares and Class B ordinary shares has the right to an equal share in any dividend paid by the Company and the right to an equal share in the distribution of the surplus assets of the Company. However, each Class A ordinary share has the right to one vote on any resolution, and each Class B ordinary share has the right to fifty (50) votes on any resolutions.

The re-designation of its ordinary shares of a single class each with a par value of US$0.00001 (issued and unissued) (the “Ordinary Shares”) that all the currently issued 13,125,000 Ordinary Shares be and are re-designated into Class A ordinary shares each with a par value of US$0.00001 with one vote per share but with all rights and restrictions remaining identical to the Ordinary Shares (the “Class A Ordinary Shares”) on a one-for-one basis, the remaining authorized but unissued Ordinary Shares be and are re-designated into 436,875,000 Class A Ordinary Shares and 50,000,000 Class B ordinary shares each with a par value of US$0.00001 with fifty votes per share (the “Class B Ordinary Shares”) on a one-for-one basis and such that the Company will be authorized to issue a maximum of 500,000,000 shares each with a par value of US$0.00001 divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. As a result of the issuances and reclassification stated above, the Company had 0 and 450,000,000 authorized Class A ordinary shares, par value of US$0.00001, of which 0 and 13,125,000 Class A ordinary shares were issued and outstanding as of November 30, 2023 and 2024, respectively.

On June 17, 2025, we entered into a securities purchase agreement with certain investors, pursuant to which the investors agreed to subscribe, and we agreed to issue and sell an aggregate of 15,000,000 Class A Ordinary Shares, each with a par value of US$0.00001, through a private investment in public equity (“PIPE”) transaction, at a price of US$0.2615 per Class A Ordinary Share. Concurrently with the signing of the said securities purchase agreement, we also entered into a registration rights agreement with the investors, pursuant to which we agree to provide certain registration rights with respect to the shares issued and sold. On July 14, 2025, the Company issued an aggregate of 15,000,000 Class A Ordinary Shares to investors under certain securities purchase agreements.

As of the date of this prospectus, the Company has an aggregate of 30,750,000 Ordinary Shares, comprising of 29,250,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares, issued and outstanding.

Ordinary Shares

Distributions

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act.

Voting rights

Pursuant to our memorandum and articles of association, each Class A Ordinary Share of our Company confers upon the shareholder of our Company: (a) the right to one vote at a meeting of the Members of the Company or on any Resolution of Members; (b) the right to an equal share in any distribution by way of dividend paid by the Company; and (c) the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Pursuant to our memorandum and articles of association, each Class B Ordinary Share of our Company confers upon the shareholder of our Company: (a) the right to fifty (50) votes at a meeting of the Members of the Company or on any Resolution of Members; (b) the right to an equal share in any distribution by way of dividend paid by the Company; (c) the right to an equal share in the distribution of the surplus assets of the Company on its liquidation; and (d) subject to the memorandum and articles of association, each Class B Ordinary Share shall be converted into Class A Ordinary Share at the option of the holder.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Meetings

We must provide written notice of all meetings of shareholders, stating the time, date and place and, in the case of a special meeting of shareholders, the purpose or purposes thereof, at least seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a special meeting upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a special meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the shareholders present shall choose a shareholder to chair the meeting of shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum and articles of association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Ordinary Shares under either BVI law or our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association, the lock-up agreements with the representative of the underwriters described in “Shares Eligible for Future Sale - Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of the Ordinary Shares unless the person transferring the Ordinary Shares has failed to pay any amount due in respect of any of those shares or on which the Company has a lien; or, in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares is to be transferred exceeds four (4). A shareholder shall be entitled to transfer uncertificated shares by means of a relevant system and the operator of the relevant system shall act as agent of the shareholders for the purposes of the transfer of such uncertificated shares.

Liquidation

As permitted by BVI law and our memorandum and articles of association, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, the board of directors shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

All or any of the special rights attached to any class of shares may, subject to the provisions of the BVI Act, be amended only pursuant to a resolution passed at a meeting by the holders of not less than fifty percent of the issued shares in that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our board of directors:

●	amend our memorandum and articles of association to increase or decrease the maximum number of shares we are authorized to issue;

●	subject to our memorandum and articles of association, sub-divide our authorized and issued shares into a larger number of shares than our existing number of shares; and

●	subject to our memorandum and articles of association, consolidate our authorized and issued shares into a smaller number of shares.

Untraceable shareholders

Our memorandum and articles of association do not entitle us to sell the shares of a shareholder who is untraceable.

Inspection of books and records

Under BVI Law, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members (shareholders), and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued Ordinary Shares to the extent available, from time to time as our board of directors shall determine.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which are applicable to us and the companies incorporated in the state of Delaware and their shareholders.

Mergers and similar arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

A shareholder may dissent from a mandatory redemption of his or her shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his or her shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days (from the date of notice) who gave written objection. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his or her shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his or her shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have thirty days to agree upon the price. If the company and a shareholder fail to agree on the price within the thirty days, then the company and the shareholder shall, within twenty days immediately following the expiration of the thirty-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

●	Prejudiced members: A shareholder who considers that the affairs of a company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his or her shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside. There is no similar provision under Delaware law.

●	Derivative actions: Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company. Under Delaware law, a stockholder is eligible to bring a derivative action if the holder held stock at the time of the challenged wrongdoing and continues from that time to hold stock throughout the course of the litigation.

This is the “continuous ownership” rule, which is a requirement for a stockholder to bring and maintain a derivative action. The law also requires the stockholder first to demand the Board of Directors of the corporation to assert the claims or the stockholder must state in the derivative action particular reasons why making such a demand would be futile.

●	Just and equitable winding up: In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down. Under Delaware law the court can use its equitable power of dissolution and appoint a receiver when fraud and gross mismanagement by corporate officers cause real imminent danger of great loss, and cannot be otherwise prevented.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our Company.

Directors’ fiduciary duties

Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner that contravenes the BVI Act or our memorandum and articles of association, as amended and re-stated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by written consent

BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders. Our memorandum and articles of association does permit shareholders to act by written consent. Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder proposals

BVI law and our memorandum and articles of association allow our shareholders holding not less than 30% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world. Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative voting

As permitted under BVI law, our memorandum and articles of association do not provide for cumulative voting. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director of for purposes including the removal of the director or by written resolution passed by at least 75 percent of the vote of the shareholders entitled to vote or by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director. Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. BVI law has no comparable statute and our memorandum and articles of association do not expressly provide for the same protection afforded by Delaware business combinations statute.

Dissolution; Winding Up

Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

As permitted by BVI law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

MATERIAL INCOME TAX CONSIDERATIONS

BVI Taxation

Our Company and all distributions, interest and other amounts paid by our Company to persons who are not resident in the BVI are exempt from the Income Tax Ordinance in the BVI. No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of our Company. All instruments relating to transactions in respect of the shares, debt obligations or other securities of our Company and all instruments relating to other transactions relating to the business of our Company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI. There are currently no withholding taxes or exchange control regulations in the BVI applicable to our Company or its shareholders.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes is a summary of the material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and have the U.S. dollar as their functional currency. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This summary does not address all aspects of U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law such as:

●	financial institutions or financial services entities;

●	insurance companies;

●	broker-dealers; traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities (including private foundations);

●	governments or agencies or instrumentalities thereof;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts; certain former citizens or long-term residents of the United States;

●	persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment;

●	persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly or through attribution 5% or more of the voting power of our Ordinary Shares;

●	corporations that accumulate earnings to avoid U.S. federal income tax; or

●	partnerships and other pass-through entities for U.S. federal income tax purposes, and any beneficial owners of such entities.

This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, backup withholding or alternative minimum tax consequences.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

As used herein, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is or is treated as, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (1) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (2) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year in which either (i) at least 75% of its gross income is “passive income”, or the PFIC income test, or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, or the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we may be considered as a PFIC. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. We do not currently intend to perform the analysis necessary to determine PFIC status, and there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime,” regardless of whether we remain a PFIC, upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares, and (ii) any gain realized on a sale, exchange or other disposition, including a pledge, of our Ordinary Shares. Under the PFIC excess distribution regime,

●	the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares;

●	the amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is realized) and any year prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”), will be taxed as ordinary income earned in the current taxable year;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year; and

●	an additional tax equal to the interest charge, generally applicable to underpayments of tax, will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, non-United States subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-United States subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would (i) include as ordinary income each year, the excess, if any, of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares, and (ii) deduct as an ordinary loss each year, the excess, if any, of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least fifteen (15) days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” (“QEF”) election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Ordinary Shares of a PFIC.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received’’ deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation’’ to certain non-corporate U.S. Holders may be are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than sixty (60) days of ownership, without protection from the risk of loss, during the 121-day period beginning sixty (60) days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company Consequences’’), we will not be treated as a “qualified foreign corporation,” and therefore the reduced capital gains tax rate described above will not apply.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Taxation of Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,’’ a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets) relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Ordinary Shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain BVI and Hong Kong income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under BVI and Hong Kong laws.

Hong Kong Profits Taxation

Our subsidiaries incorporated in Hong Kong were subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2019/2020 and 2018/2019. As from year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income profits tax on its foreign-derived income profits. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any tax withholding in Hong Kong.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, we expect to incur in connection with this offering. With the exception of the registration fee payable to the SEC, all amounts are estimates.

SEC registration fee	$994
Transfer Agent Expenses	$1,495
Legal fees and expenses	$64,000
Accounting fees and expenses	$38,000
Total	$104,489

LEGAL MATTERS

We are being represented by Han Kun Law Offices LLP with respect to U.S. federal securities laws. The validity of our Ordinary Shares and certain other matters of British Virgin Islands law will be passed upon for us by Ogier.

EXPERTS

The consolidated financial statements as of November 30, 2023 and for each of the years in the two-year period ended November 30, 2023 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, NY 10001.

The consolidated financial statements as of and for the year ended November 30, 2024, appearing in this prospectus have been audited by SFAI Malaysia PLT, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in auditing and accounting. The registered business address of SFAI Malaysia PLT is Level 5, Tower 7, Avenue 5, Bangsar South, No. 8, Jalan Kerinchi, 59200 Kuala Lumpur.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Class A Ordinary Shares offered hereby. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b), and (c) of the Exchange Act, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have maintained our website at w3.intelligentjoy.com. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the financial statements and other information included in the documents listed below:

●	our Annual Report on Form 20-F for the year ended November 30, 2024, initially filed with the SEC on April 14, 2025;

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on June 12, 2025, June 17, 2025, June 20, 2025, July 15, 2025, July 21, 2025, August 7, 2025, September 2, 2025, September 29, 2025, October 3 and October 27, 2025; and

●	the description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on February 29, 2024, as updated by Exhibit 2.2 to our Annual Report on Form 20-F for the year ended November 30, 2024, initially filed with the SEC on April 14, 2025.

These documents are also available on the SEC’s website at https://www.sec.gov/.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. As you read the above documents, you may find inconsistencies in information from one document to another. This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide without charge any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Intelligent Group Limited, Unit 1203C, Level 12, Admiralty Centre, Tower 1, 18 Harcourt Road, Admiralty, Hong Kong, (+852) 3618 8460.

You also may access the incorporated reports and other documents referenced above on our website at w3.intelligentjoy.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our memorandum and articles of association empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We have entered into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement in connection with this offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding Ordinary Shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering:

On June 17, 2025, we entered into a securities purchase agreement with certain investors, pursuant to which the investors agreed to subscribe, and we agreed to issue and sell an aggregate of 15,000,000 Class A Ordinary Shares, each with a par value of US$0.00001, through a private investment in public equity (“PIPE”) transaction, at a price of US$0.2615 per Class A Ordinary Share. Concurrently with the signing of the said securities purchase agreement, we also entered into a registration rights agreement with the investors, pursuant to which we agree to provide certain registration rights with respect to the shares issued and sold. The PIPE transaction was consummated on July 14, 2025. The Company issued an aggregate of 15,000,000 Class A Ordinary Shares to the investors.

Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Form 6-K (File No. 001-41974) filed on December 4, 2024)
4.1	Specimen certificate evidencing Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-272136), as amended, initially filed with the SEC on May 23, 2023)
5.1*	Opinion of Ogier regarding the validity of the securities being registered
8.1*	Opinion of Ogier regarding certain BVI tax matters (included in Exhibit 5.1)
10.1*	Form of Employment Agreement, by and between the registrant and its executive directors and officers
10.2*	Form of Independent Director Agreement by and between the registrant and its independent directors
10.3	Independent Director Agreement by and between the registrant and Josephine Yan Yeung (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-272136), as amended, initially filed with the SEC on May 23, 2023)
10.4	Office Lease Contract, by and between Intelligent Joy Limited and Chee Yen Investment Company (PTC) Limited for Tenancy expiring on June 31, 2023 (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-272136), as amended, initially filed with the SEC on May 23, 2023)
10.5	Office Lease Contract, by and between Intelligent Joy Limited and Chee Yen Investment Company (PTC) Limited for Tenancy expiring on March 31, 2025 (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-272136), as amended, initially filed with the SEC on May 23, 2023)
10.6	Facility Letter form Heng Seng Bank dated August 3, 2021 (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333-272136), as amended, initially filed with the SEC on May 23, 2023)
10.7	Service Agreements between the Beijing Changkong Construction Co., Ltd. and the registrant, dated December 21, 2020 (incorporated herein by reference to Exhibit 10.9 to the registration statement on Form F-1 (File No. 333-272136), as amended, initially filed with the SEC on May 23, 2023)
10.8	Office Lease Contract, by and between Intelligent Joy Limited and Abisco Limited for Tenancy expiring on March 14, 2027 (incorporated herein by reference to Exhibit 4.1 to the Form 20-F (File No. 001-41974) filed on April 14, 2025)
10.9	Form of Securities Purchase Agreement, by and between the registrant and certain individuals and entities named therein (incorporated herein by reference to Exhibit 99.2 to the Form 6-K (Filed No. 001-41974) filed on June 17, 2025)
10.10	Form of Registration Rights Agreement, by and between the registrant and certain individuals and entities named therein (incorporated herein by reference to Exhibit 99.3 to the Form 6-K (Filed No. 001-41974) filed on June 17, 2025)
21.1*	List of Subsidiaries
23.1**	Consent of Marcum Asia CPAs LLP, an independent registered public accounting firm
23.2**	Consent of SFAI MALAYSIA PLT, an independent registered public accounting firm
23.3*	Consent of Ogier (included in Exhibits 5.1)
24.1*	Power of Attorney (included on signature page hereto)
99.1	Code of Business Conduct and Ethics (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333-272136), as amended, initially filed with the SEC on May 23, 2023)
99.2	Audit Committee Charter (incorporated herein by reference to Exhibit 99.2 to the registration statement on Form F-1 (File No. 333-272136), as amended, initially filed with the SEC on May 23, 2023)
99.3	Compensation Committee Charter (incorporated herein by reference to Exhibit 99.3 to the registration statement on Form F-1 (File No. 333-272136), as amended, initially filed with the SEC on May 23, 2023)
99.4	Nomination Committee Charter (incorporated herein by reference to Exhibit 99.4 to the registration statement on Form F-1 (File No. 333-272136), as amended, initially filed with the SEC on May 23, 2023)
107*	Filing Fee Table

*	Previously filed
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on November 7, 2025.

Intelligent Group Limited

By:	/s/ Wai Lau
Name:	Wai Lau
Title:	Chief Executive Officer, Chairlady of the Board and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on November 7, 2025.

Signature	Title

/s/ Wai Lau	Executive Director, Chief executive officer and chairlady of the Board
Wai Lau

*	Chief Financial Officer
Ka Yee Woo

*	Executive Director
Yao Yao

*	Non-executive Director
Yi Jing

*	Independent Director
Josephine Yan Yeung

*	Independent Director
Leut Ming Gung

*	Independent Director
Heung Ming Henry Wong

*	Independent Director
Siu Ki Wong

By:	/s/ Wai Lau
	Name:	Wai Lau
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Intelligence Group Limited, has signed this registration statement or amendment thereto in New York, New York on November 7, 2025.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.